Exhibit 23(i)12

                            HAWKINS, DELAFIELD & WOOD
                               ONE GATEWAY CENTER
                          NEWARK, NEW JERSEY 07102-5311





                                                   February 23, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                             Re:    First Investors Multi-State Insured
                                    Tax Free Fund (New Jersey Fund)
                                    -------------------------------

Gentlemen:

               We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.


                                                   Very truly yours,

                                                   /s/Hawkins, Delafield & Wood